UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2016

PARATEK PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36066	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Park Plaza Boston, MA		02116
(Address of principal executive offices)		(Zip Code)

(617) 807-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Public Offering

On June 21, 2016, Paratek Pharmaceuticals, Inc. entered into an underwriting agreement with Leerink Partners LLC and Guggenheim Securities, LLC, as representatives of the several underwriters named therein, relating to an underwritten public offering of 4,250,000 shares of our common stock, par value $0.001 per share. The price to the public in the offering is $13.00 per share, and the underwriters have agreed to purchase the shares from us, pursuant to the underwriting agreement, at a price of $12.22 per share, after deduction of underwriting discounts and commissions. The net proceeds to us from this offering are expected to be approximately $51.4 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The offering is expected to close on or about June 27, 2016, subject to customary closing conditions. In addition, under the terms of the underwriting agreement, we have granted the underwriters an option, exercisable for 30 days, to purchase up to an additional 637,500 shares of common stock at the same price per share.

The underwriting agreement contains customary representations, warranties, covenants and agreements by us, indemnification obligations of us and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the underwriting agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. We, all of our directors and executive officers, and certain of our stockholders also agreed not to sell or transfer any shares of our common stock for 90 days after June 21, 2016 without first obtaining the written consent of Leerink Partners LLC, subject to certain exceptions as described in the prospectus supplement.

The offering is being made pursuant to the registration statement on Form S-3, as amended, declared effective by the Securities and Exchange Commission on April 27, 2015 (Registration No. 333-201458), a base prospectus dated April 27, 2015 and a prospectus supplement dated June 21, 2016. The underwriting agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference. The foregoing description of the underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Ropes & Gray LLP relating to the shares to be issued is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K contains forward-looking statements, including statements regarding our expectations regarding the completion and anticipated net proceeds of the offering, including the timing, size and terms of the offering. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties related to the satisfaction of the conditions to the closing of the public offering. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01	Exhibits.

(d) Exhibits.

Number	Description

1.1	Underwriting Agreement, dated June 21, 2016.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARATEK PHARMACEUTICALS, INC.

Date: June 22, 2016	By:	/s/ William M. Haskel
William M. Haskel
SVP, General Counsel and Corporate Secretary

EXHIBIT INDEX

Number	Description

1.1	Underwriting Agreement, dated June 21, 2016.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1).